EXHIBIT 10.02

EQUITY EXCHANGE AGREEMENT

by and among

BLUE EARTH, INC.,

a Nevada corporation,

(the “Buyer”),

KENMONT SOLUTIONS CAPITAL GP, LLC,

a Delaware limited liability company,

(“Kenmont”)

and

DONALD R. KENDALL, JR.

(the “Seller”)

Dated: January 31, 2014

EQUITY EXCHANGE AGREEMENT

This EQUITY EXCHANGE AGREEMENT (the “Agreement”), dated as of January 31, 2014, by and among Blue Earth, Inc., a Nevada corporation (the “Buyer”), Kenmont Solutions Capital GP, LLC, a Delaware limited liability company (“Kenmont”), and Donald R. Kendall, Jr., an individual with an address at 711 Louisiana, Suite 1750, Pennzoil Building, South Tower, Houston, Texas 77002 (the “Seller”, and collectively with Buyer and Kenmont, the “Parties”).

WHEREAS, Seller owns 100% of the equity interests in Kenmont (the “Membership Interests”);

WHEREAS, Seller desires to transfer to the Buyer and the Buyer desires to acquire from Seller all of the Membership Interests as of the Closing Date (as defined herein), upon the terms and conditions set forth in this Agreement; and

WHEREAS, in exchange for the Membership Interests, Buyer has agreed to issue to the Seller, as of the Closing Date, 25,000 shares of restricted common stock, par value $0.001 per share, of the Buyer (the “Common Stock”) and to enter into an employment agreement with Seller for Seller to serve as the chief executive officer and president of Kenmont (to be renamed Blue Earth Capital, or such other name agreed to by the parties), upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Definitions for purposes of this Agreement, the following terms shall have the following meanings:

1.1.

“Assets” means all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by Kenmont or to which it is directly or indirectly entitled and, in any case, belonging to or used or intended to be used in the Business.

1.2.

“Business” means the business and operations of Kenmont.

1.3.

 “Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

1.4.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

1.5.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

1.6.

 “Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of common law.

1.7.

 “Operating Agreement” means the operating agreement of Seller, including any amendments thereto, through the Closing Date.

1.8.

“Permits” means all permits, licenses, orders, approvals and authorizations of or from any Governmental Authority necessary to conduct the Business as presently conducted and as proposed to be conducted after consummation of the transactions contemplated by this Agreement.

1.9.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

1.10.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

ARTICLE II
EXCHANGE OF EQUITY

2.1.

Sale of Kenmont. At the Closing (as defined below), subject to the terms set forth in Article VII, Seller shall sell and transfer, and Buyer shall purchase and acquire, the Membership Interests and all rights, title and privileges of Seller relating thereto. After the Closing, Seller will have no right, title or interest in Kenmont or any of the Assets.  In connection with the sale of the Membership Interests, Buyer and Seller shall execute the assignment and assumption of the Membership Interests in the form of attached hereto as Exhibit A (the “Assignment”).  In addition, Seller shall amend the Operating Agreement at Closing in order to reflect Buyer as the owner of 100% of the Membership Interests and sole member of Kenmont, in a form reasonably acceptable to Buyer (the “Amended Operating Agreement”).

2.2.

Exchange of Equity Interests; Consideration. In consideration for Buyer’s right to acquire the Membership Interests, and upon the terms and subject to the conditions of this Agreement, at the Closing, subject to the terms set forth in Article VII:

(a)

Buyer shall issue to Seller 25,000 shares of restricted Common Stock (the “Consideration Shares”), issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) and subject to the holding period and legending requirements of Rule 144 of Regulation D promulgated under the Act and any applicable state securities laws. In addition, the Consideration Shares will be subject to the Lock-Up/Leak-Out Agreement, as of the Closing Date, the form set forth in Exhibit B (the “Lock-Up Agreement”) and subject to the terms contained therein.

(b)

Buyer shall enter into the employment agreement with Seller, in the form presented to the parties on this date (the “Employment Agreement”), for Seller to serve as the president and chief executive officer of Kenmont (or such other name as agreed to by the parties), subject to the terms contained therein.

(c)

Buyer shall issue to David W. Unsworth, Richard Goldstein and National Securities (collectively, the “Finder”) 50,000 shares of restricted Blue Earth Common Stock (the “Finder Shares”), issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) and subject to the holding period and legending requirements of Rule 144 of Regulation D promulgated under the Act and any applicable state securities laws.  In connection with the issuance of the Finder Shares, Buyer may require that the Finder provide reasonable representations and warranties to the Buyer to ensure that the issuance of the Finder Shares complies with the Law.

2.3.

After the Closing, Buyer shall control 100% of the Membership Interests previously held by Seller in Kenmont.

2.4.

The officers of Kenmont from before the Closing shall remain in their respective positions in Kenmont, until such time that they are replaced by Buyer, and subject to the terms of the Operating Agreement. Except as set forth in this Agreement, including the exhibits and schedules thereto, the Business of Kenmont shall not change after the Closing.

ARTICLE III
CLOSING

Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the acquisition contemplated by this Agreement (the “Closing”) is anticipated to take place, on or before January 31, 2014, at the offices of Buyer’s attorneys, Davidoff Hutcher and Citron LLP, 305 Third Avenue, 34th Floor, New York, NY 10158, or such other time and place as the Parties may agree upon via written correspondence which includes email communication. The date and time at which the Closing actually occurs is herein referred to as the “Closing Date”.

ARTICLE IV
REPRESENTATIONS OF SELLER AND KENMONT

As an inducement to and to obtain the reliance of Buyer to this Agreement, Seller and Kenmont jointly and severally represent and warrant to Buyer as follows:

4.1.

Organization.  Kenmont is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

4.2.

Capitalization.  The authorized capital stock of Kenmont consists of only the Membership Interests, of which the holder of record is Seller, and which constitutes 100% of the issued and outstanding equity securities of Kenmont as of the Closing Date.  The Seller is the sole member and officer of Kenmont. All Membership Interests are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Formation or Operating Agreement, copies of which have been delivered to Buyer (other than amendment thereto to take place at Closing), or any agreement or document to which Kenmont is a party or by which it is bound. There are no options, warrants, equity securities of any class of Kenmont, calls, rights, registration rights, voting trusts, proxies or other agreements or understandings, commitments or agreements of any character with respect to which the Membership Interests are bound or Kenmont is a party or by which it is bound, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding, obligating Kenmont to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any of the Membership Interests.

4.3.

Authority.  Seller has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All company proceedings on the part of Seller necessary to authorize this Agreement and the transactions contemplated hereby, including authorization by Seller as its sole member, have been or by the Closing will be duly and validly taken. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding agreement and obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

4.4.

No Conflict.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Formation or Operating Agreement of Seller; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any agency or other third party; (iii) result in a breach of the provisions or a termination of any agreement which is a part of this acquisition; (iv) conflict with or result in a violation of any provision of (A) any statute, rule, regulation or ordinance; or (B) any material order, writ, injunction, judgment, award or license applicable to Seller or to this acquisition; or (v) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any lien or encumbrance on any of the assets or properties of Seller or Kenmont pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Seller or Kenmont are individually or collectively party or by which any of such assets or properties is bound.

4.5.

Consents and Approvals. No consent, waiver, approval or authorization of, or declaration to or filing with, any Governmental Authority or any other person, is required for the valid authorization, execution and delivery by Seller and Kenmont the documents contemplated herein to which he or they are party or for the consummation of the transactions contemplated thereby. Each of Seller and Kenmont has received all consents, approvals, notices and waivers contemplated or required by the documents contemplated herein, including but not limited to, under the Material Contracts (hereafter defined) and Permits, and copies of such consents have been delivered to Buyer.

4.6.

Litigation. There is no dispute, claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or, to the knowledge of the Seller’s management, threatened, against or relating to or against or relating to this Agreement or the transactions contemplated by this Agreement.

4.7.

Exempt Offering; Sophistication; Restricted Securities.

(a)

Seller understands that Consideration Shares have not been registered under the Act or any other applicable securities laws and that the Consideration Shares are being offered and sold pursuant to Section 4(a)(2) of the Act, and that the Buyer’s reliance upon such exemption depends, in part, upon the representations made by Seller in this Agreement. Seller understands that Buyer is relying upon the representations and agreements of Seller contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemption.

(b)

Seller has such knowledge, skill and experience in business, financial and investment matters so that Seller is capable of evaluating the merits and risks of an investment in the Consideration Shares. To the extent that Seller has deemed it appropriate to do so, Seller has retained, and relied upon, appropriate professional advice regarding the tax, legal and financial merits and consequences of the investment in the Consideration Shares.

(c)

Seller has made, either alone or together with advisors (if any), such independent investigation of the Buyer, its management, and related matters as Seller deems to be, or such advisors (if any) have advised to be, necessary or advisable in connection with an investment in the Consideration Shares; and Seller and its advisors (if any) have received all information and data which Seller and such advisors (if any) believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Consideration Shares.

(d)

Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Act, and has provided or will provide Buyer with a completed questionnaire regarding his accredited investor status (the “Investor Questionnaire”) at or before Closing.

(e)

Seller agrees to furnish any additional information requested by Buyer to assure compliance of this transaction with applicable federal and state securities laws in connection with the purchase and sale of the Consideration Shares.

(f)

Seller understands that the Consideration Shares are “restricted securities” under applicable securities laws and that the Act and the rules of the SEC provide that other than the transfer to the Buyer, Seller may dispose of the Consideration Shares only pursuant to an effective registration statement under the Act or an exemption from such registration, if available. Furthermore, the Consideration Shares are subject to additional restrictions as set forth in the Lock-Up Agreement. Seller understands that the Buyer has no obligation or intention to cause to be registered on anyone’s behalf or to take action so as to permit sales pursuant to the Act of the Consideration Shares. Accordingly, Seller, absent some other arrangement with the Buyer and, where applicable, other parties constituting Seller may dispose of the Consideration Shares only in certain transactions that are exempt from registration under the Act, such as “private transactions,” in which event the transferee will acquire a “restricted security” subject to the same limitations as in the hands of Seller. As a consequence, Seller understands that he must bear the economic risks of the investment in the Consideration Shares for an indefinite period of time.

(g)

Seller hereby confirms that he is acquiring the Consideration Shares for investment only and not with a view to or in connection with any resale or distribution of the Consideration Shares. Seller hereby further affirms that the he has no present intention of making any sale, assignment, pledge, gift, transfer or other disposition of the Consideration Shares or any interest therein.

(h)

Seller, to the best of Seller’s knowledge, represents that (i) neither the Buyer nor any person acting on their behalf, has offered or sold the Consideration Shares to Seller by any form of general solicitation, general or public media advertising or mass mailing, (ii) Seller has not utilized the services of any broker, finder or other intermediary with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby, and (iii) no person or entity is entitled to any commission or fee in connection herewith.

4.8.

Books and Records. The organizational documents of Kenmont contain accurate records of all meetings and accurately reflect in all material respects all other actions taken by Kenmont and Seller during such period. Complete and accurate copies of all such documents and records have been provided by Kenmont to Buyer.

4.9.

Compliance with Laws; Permits.

(a)

Kenmont and Seller are in compliance with all applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any federal, state, local or foreign court or governmental body or agency thereof.

(b)

Seller has all Permits from Governmental Authorities which are material to the Business, and Seller is in compliance with the terms of the Permits.

4.10.

Material Contracts. Seller has provided the Buyer with true and complete copies of all written or oral contracts, agreements, understandings, licenses, commitments and other instruments (including all amendments, modifications or extensions relating thereto) that are material to Kenmont, the Assets, or the Business (including any contract, which individually or in the aggregate for any one party, involve any expenditure by the Company of more than $10,000) (the “Material Contracts”)

4.11.

Assets; Title to Assets.

(a)

Seller has good and marketable title to all of Kenmont’s property and Assets which it owns free and clear of any Encumbrances.

(b)

Seller owns, leases or has the legal right to use all the Assets of Kenmont used or intended to be used in the conduct of Kenmont’s Business and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by Seller in or relating to the conduct of the business, all of which properties, assets and rights constitute assets.

(c)

The assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct by Kenmont of its Business.

4.12.

Employees. As of the date of this Agreement, Kenmont does not have any officers or employees other than the Seller.  As of the Closing Date, Kenmont does not have and has never had any employee benefit plans in place.

4.13.

Labor Matters. Kenmont is in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Kenmont engaged all or in part in the Business and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Kenmont has paid in full to all its employees engaged all or in part in the Business all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees. There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to Kenmont’s Business or any of the Assets. There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Kenmont has employed or currently employs any person all or in part with respect to the business.

4.14.

Tax Returns and Payments.

(a)

Kenmont has timely filed all tax returns (federal, state and local) required to be filed by it relating to Kenmont or the Business and all such returns and reports are true, complete and correct in all material respects. All Taxes (as defined below), assessments, fees and other governmental charges imposed on or with respect to Kenmont’s business which have become due and payable on or before the Closing Date have either been paid or reserved for payment in the financial statements of Kenmont which have been disclosed to Buyer. To the knowledge of Kenmont, there are no actions or proceedings currently pending or threatened against Kenmont by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted or threatened against Kenmont, and there are no matters under discussion by Kenmont with any governmental authority regarding claims for the assessment or collection of Taxes against Kenmont.

(b)

There are no agreements, waivers or applications by Seller for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of Kenmont (other than any lien for current Taxes not yet due and payable). No claim has ever been made by an authority in a jurisdiction where Kenmont does not file Tax returns or reports that it is or may be subject to taxation by that jurisdiction.

4.15.

Brokers or Finder’s Fee. Except for the issuance of the Finder Shares to the Finder by Buyer, neither Seller nor Kenmont has entered into any agreement, arrangement or understanding with any party as to which Buyer may have any liability for a finder’s fee, brokerage commission, advisory fee or other similar payment.

ARTICLE V
REPRESENTATIONS OF BUYER

As an inducement to and to obtain the reliance of Seller and Kenmont to this Agreement, Buyer represents and warrants to Seller and Kenmont as follows:

5.1.

Organization.  Buyer, a publicly owned company, is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has full corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, as and in the places where its assets and properties are now owned, leased or operated and where such business is now being conducted.

5.2.

Authority.  Buyer has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate proceedings on the part of Buyer necessary to authorize this Agreement and the transactions contemplated hereby, including authorization by its Board of Directors, have been or by the Closing will be duly and validly taken. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding agreement and obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

5.3.

No Conflict.  The execution, delivery and performance of this Agreement and the transaction documents by the do not and will not violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Buyer (the “Corporate Documents”) and the execution, delivery performance thereof by the Buyer does not and will not (a) conflict with or violate any Law or Governmental Order applicable to Buyer or its assets, properties or businesses, or (b) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Buyer pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Buyer or by which any of its assets or properties is bound.

5.4.

Consents and Approvals. No consent, waiver, approval or authorization of, or declaration to or filing with, any Governmental Authority or any other authority, is required for the valid authorization, execution and delivery by the Buyer of the documents contemplated herein to which the Buyer is a party or for the consummation of the transactions contemplated thereby. The Buyer has received all consents, approvals, notices and waivers contemplated or required by the Transaction Documents contemplated herein.

5.5.

Capital Stock of the Buyer. The authorized capital stock of the Buyer consists of 100,000,000 shares of Common Stock, of which there are 56,254,745 shares issued and outstanding as of December 2, 2013.  Buyer has a sufficient number of shares of Common Stock authorized under its Corporate Documents to issue to the Consideration Shares.

5.6.

Financial Statements and Records. The audited financial statements for the fiscal year ended December 31, 2012, and the unaudited balance sheets as of the September 30, 2013, which include the related statements of income, retained earnings, shareholders’ or members’ equity and statements of cash flows, together with all related notes and schedules thereto (collectively, the “Financial Statements of Buyer”) are presented in the Buyer’s most recent Annual Report on Form 10-K and Quarterly Report on 10-Q as filed with the Securities and Exchange Commission. The Financial Statements of Buyer were prepared in accordance with the books of account and other financial records of Buyer and (i) present fairly the financial condition and results of operations of Buyer as of the dates thereof or for the periods covered thereby and, (ii) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of Buyer and throughout the periods involved, except as set forth therein.

5.7.

Compliance with Laws; Permits.

(a)

Buyer is in compliance with all applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any federal, state, local or foreign court or governmental body or agency thereof.

(b)

Buyer has all Permits which are material to the operation of the Buyer’s business, and Buyer is in compliance with the terms of the Permits.

5.8.

Tax Returns and Payments.

(a)

Buyer has timely filed all tax returns (federal, state and local) required to be filed by it relating to Buyer’s business and all such returns and reports are true, complete and correct in all material respects. All Taxes (as defined below), assessments, fees and other governmental charges imposed on or with respect to Buyer’s business which have become due and payable on or before the Closing Date have either been paid or reserved for payment in the Financial Statements of Buyer. To the knowledge of Buyer, there are no actions or proceedings currently pending or threatened against Buyer by any governmental authority for the assessment or collection of Taxes, and there are no matters under discussion by Buyer with any governmental authority regarding claims for the assessment or collection of Taxes against Buyer.

(b)

There are no agreements, waivers or applications by Buyer for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of Buyer (other than any lien for current Taxes not yet due and payable). No claim has ever been made by an authority in a jurisdiction where Buyer does not file Tax returns or reports that it is or may be subject to taxation by that jurisdiction.

5.9.

Brokers or Finder’s Fee. Except for the issuance of the Finder Shares to the Finder by Buyer, Buyer has not entered into any agreement, arrangement or understanding with any party as to which Seller or Kenmont may have any liability for a finder’s fee, brokerage commission, advisory fee or other similar payment.

ARTICLE VI
COVENANTS

6.1.

Until the Closing Date or the earlier termination of this Agreement as provided herein, Kenmont shall not work with or assist any third party other than Buyer in connection with the development of potential business development contract(s) and sales opportunities.

6.2.

At the Closing, the Seller shall continue as the president and chief executive officer of Kenmore pursuant to the terms of the Employment Agreement.

6.3.

During the period from the date of this Agreement to the Closing Date, except as specifically contemplated by this Agreement, Kenmont will conduct its operations in the ordinary course of business and consistent with past practices.  Without limiting the generality of the foregoing, Kenmont will not, without the prior written consent of authorized signatories of each, take or undertake or incur or permit to exist any of the following acts, transactions, events or occurrences:

(a)

Incur, create, assume or guarantee any obligation, liability or indebtedness, absolute, accrued, contingent, or otherwise, whether due or to become due;

(b)

Make any capital expenditures or capital additions;

(c)

Enter into any transaction, contract or commitment (including any acquisition of assets) or pay any other expenses, other than normal sales contracts and service agreements as they relate to profitable sales revenue generation for the respective companies;

(d)

Make any payments or other distributions to Seller, other than the payment of the salaries, business expenses etc. currently being paid as employees of Kenmont;

(e)

Pay accounts payable and other obligations of the Business when they become due and payable in the ordinary course of the Business consistent with past practice;

(f)

Collect accounts receivable in the ordinary course of the Business consistent with past practice;

(g)

Maintain in full force and effect and pay all premiums when due on, all insurance policies covering the Business and the Assets and not permit such policies to be cancelled or terminated or any coverage thereunder lapse prior to the Closing Date.

6.4.

Between the date of this Agreement and the Closing Date, Kenmont agrees to give Buyer and its representatives full access to its premises and books and records and agree to furnish Buyer with such financial and operating data and other information with respect to its Business and properties; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of Kenmont.

6.5.

Prior to Closing, Kenmont will not, directly or indirectly, solicit, initiate or encourage submission of proposals or offers from any person or third party relating to any acquisition or purchase of any equity interest or assets of Kenmont.

ARTICLE VII
CLOSING CONDITIONS

7.1.

The obligations of Seller to perform this Agreement and its obligations hereunder are subject to the satisfaction of each of the following conditions at or prior to the Closing Date, unless waived in writing by Seller:

(a)

All representations and warranties of Buyer contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and on and as of the Closing Date as though made on and as of the Closing Date, and a certificate shall be delivered to Seller so confirming;

(b)

Issuance of the Consideration Shares to Seller.

(c)

An executed counterpart of the Employment Agreement by Buyer.

(d)

An executed counterpart of the Assignment by Buyer.

7.2.

The obligations of Buyer to perform this Agreement and its obligations hereunder are subject to the satisfaction of each of the following conditions at or prior to the Closing Date, unless waived by Buyer:

(a)

All covenants, agreements and obligations required by the terms of this agreement to be performed by Seller, as may be required, at or before the Closing shall have been duly and properly performed in all material respects.

(b)

Receipt of a certificate executed by Seller, dated as of the Closing Date, certifying that the provisions of the Agreement have been fulfilled.

(c)

Receipt of a certificate of Seller, in his capacity as an officer of Kenmont dated as of the Closing Date, certifying (A) that true and complete copies of the Operating Agreement and organizational documents of Kenmont as in effect on the Closing Date are attached thereto; (B) that true, correct and complete copies of resolutions of Seller as the sole member of Kenmont authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby are attached thereto; and (C) a good standing certificate of Kenmont as of a date within ten (10) days prior to the Closing Date.

(d)

Seller shall use its best efforts to obtain all authorizations, consents, orders and approvals of Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement and will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(e)

An executed Lock-Up Agreement.

(f)

An executed counterpart of the Employment Agreement by Seller.

(g)

An executed counterpart of the Assignment by Seller.

(h)

The Amended Operating Agreement.

(i)

The completed Investor Questionnaire.

(j)

Such other instruments of transfer and assignment as shall be necessary to transfer, assign, convey and vest in Buyer all of Seller’s right, title and interest in and to the Membership Interests as provided in this Agreement.

ARTICLE VIII
TERMINATION

This Agreement may be terminated at any time prior to the Closing by any of the following:

8.1.

The mutual consent of the parties to this Agreement.

8.2.

If either Seller or Buyer, shall have materially breached or failed in any material respect to comply with any of their material obligations under this Agreement, or any material representation or warranty of either Seller or Buyer contained in this Agreement shall have been inaccurate when made in any material respect, the non-breaching Party shall have the right to terminate this Agreement.

ARTICLE IX
CONFIDENTIALITY

9.1.

The Parties will hold and will cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other furnished to them in connection with the transactions contemplated by this Agreement (the “Confidential Information”) and will not release or disclose such information to any other Person, except, in connection with this Agreement, to their auditors, attorneys, financial advisors and other consultants and advisors.

9.2.

The provisions of Section 9.1 shall not apply to any information which (i) is or becomes publicly known or readily ascertainable by the public through no wrongful act of the party receiving the Confidential Information; (ii) is independently developed by or for the receiver of the Confidential Information; (iii) the recipient of the Confidential Information receives it from a third party, if the recipient does not know of any restrictions on the disclosure of that information; or (iv) the owner of the Confidential Information discloses the Confidential Information to a third party without similar restrictions.

9.3.

If a particular portion or aspect of Confidential Information becomes subject to any of the foregoing exceptions, all other portions or aspects of such information shall remain subject to all of the provisions of this Agreement.

9.4.

If the transactions contemplated by this Agreement are not consummated, such Confidential Information shall be maintained and, if requested by the other party will be destroyed or returned to the owner of the Confidential Information.

9.5.

In the event that any Party is ordered to disclose another Party’s Confidential Information pursuant to a judicial or governmental request, requirement or order, the Party ordered shall promptly notify the Party owning the Confidential Information and those Parties shall take reasonable steps to assist each other in contesting such request, requirement or order or in otherwise in protecting each other’s rights prior to disclosure.

ARTICLE X
INDEMNIFICATION

10.1.

Each Party (the “Indemnifying Party”) agrees to indemnify, defend, and hold harmless the other Party (the “Indemnified Party”) from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action, including breach by the Indemnifying Party of this Agreement, caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees. The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees.

10.2.

The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party’s indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

10.3.

Survival of Representations. All representations and warranties of the Parties and the indemnification provisions contained in this Agreement or in any agreements, documents or other papers delivered pursuant to or in connection with this Agreement shall survive for a period of one (1) year from the Closing and/or termination of this Agreement.  The rights and obligations of the Parties under this Article X shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

ARTICLE XI
MISCELLANEOUS

11.1.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as applied to residents of the State of Nevada entering into contracts to be wholly performed therein, without giving effect to principles of conflict of laws. The venue of any legal proceeding shall be the County of Clark, State of Nevada. The prevailing party in any legal proceeding shall be entitled to reasonable attorneys’ fees.

11.2.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder, shall be assigned by any Party hereto without the prior written consent of all other Parties. This Agreement is not intended to confer upon any third person or entity, except the Parties hereto, any rights or remedies hereunder.

11.3.

This Agreement and the additional documents called for herein together contain the entire agreement among the Parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto.

11.4.

Except as otherwise provided in this Agreement, the Parties shall be responsible for and shall pay their respective expenses incurred in connection with this Agreement and the transactions contemplated hereby.

11.5.

All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, sent by registered or certified mail, postage prepaid, sent by established overnight delivery service, or transmitted by facsimile (except for legal process) to:

To Seller or Kenmont:	Kenmont Solutions Capital GP, LLC 711 Louisiana, Suite 1750 Pennzoil Building, South Tower Houston, Texas 77002 Attn: Donald R. Kendall, Jr.
With a copy to:	Locke Lord LLP 600 Travis, Suite 2800 Houston, Texas 77002 Attn: Gregory C. Hill Fax No.: (713) 229-2636

To Buyer:	Blue Earth, Inc. 2298 Horizon Ridge Parkway, Suite 205 Henderson, NV 89052 Attention: Johnny R. Thomas, CEO Fax No.: (702) 263-1823
With a copy to:	Davidoff Hutcher & Citron LLP 605 Third Avenue, 34th Floor New York, NY 10158 Attention: Elliot H. Lutzker, Esq. Fax No.: (212) 286-1884

or to such other address or fax number or email address as any party hereto may, from time to time, designate in a written notice given in a like manner. Notice given by mail as set out above shall be deemed delivered three days after the date it is postmarked. Notice given by overnight delivery service shall be deemed delivered when received. Notice given by facsimile or email shall be deemed given when transmitted, provided that the sender retains a written confirmation of such transmission and mails an original thereof to the other party within one business day after said transmission.

11.6.

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.

11.7.

The Parties acknowledge that this Agreement has been negotiated by all Parties and that neither this Agreement nor any of its provisions should be interpreted for or against any Party on the basis said Party or its attorney drafted the Agreement or the provision in question.

11.8.

The Parties have consulted with their respective legal counsel and other advisors with regard to the negotiation and execution of this Agreement and neither have relied in any manner upon the advice of the other’s legal counsel or advisors.

11.9.

Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year first above written.

BUYER

BLUE EARTH, INC.

By:  /s/ Johnny R. Thomas

Name: Johnny R. Thomas

Title: Chief Executive Officer

SELLER:

/s/ Donald R. Kendall, Jr.

DONALD R. KENDALL, JR.

KENMONT:

KENMONT SOLUTIONS CAPITAL GP, LLC

By:  /s/ Donald R. Kendall, Jr.

Name: Donald R. Kendall, Jr.

Title: Chief Executive Officer

[Signature page to Equity Exchange Agreement]